EXHIBIT 21 - SUBSIDIARIES OF THE SMALL BUSINESS ISSUER

TRANSDERM LABORATORIES CORPORATION
LIST OF SUBSIDIARY CORPORATIONS

Name	State or Country of Incorporation

Hercon Laboratories Corporation	Delaware